Exhibit 5.2

Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid davispolk.com

July 31, 2025

Banco Bilbao Vizcaya Argentaria, S.A.

Calle Azul, 4

28050 Madrid

Spain

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) the Company’s ordinary shares, nominal value €0.49 per share (including ordinary shares represented by American Depositary Shares and rights to subscribe for ordinary shares), (ii) the Company’s senior preferred debt securities (the “Senior Preferred Debt Securities”), which may be issued pursuant to the senior preferred indenture dated as of July 31, 2025 between the Company and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar (the “Senior Preferred Debt Trustee”) (the “Senior Preferred Debt Indenture”), (iii) the Company’s senior non-preferred debt securities (the “Senior Non-Preferred Debt Securities”), which may be issued pursuant to the senior non-preferred indenture dated as of July 31, 2025 between the Company and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar (the “Senior Non-Preferred Debt Trustee”) (the “Senior Non-Preferred Debt Indenture”), (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities”), which may be issued pursuant to the subordinated indenture dated as of July 31, 2025 between the Company and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar (the “Subordinated Debt Trustee”) (the “Subordinated Debt Indenture”), and (v) the Company’s contingent convertible preferred securities (the “Contingent Convertible Preferred Securities” and, together with the Senior Preferred Debt Securities, the Senior Non-Preferred Debt Securities and the Subordinated Debt Securities, the “Securities”), which may be issued pursuant to the contingent convertible preferred securities indenture dated as of July 31, 2025 between the Company and The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, principal paying agent and contingent convertible preferred security registrar (the “Contingent Convertible Preferred Securities Trustee” and, together with the Senior Preferred Debt Trustee, the Senior Non-Preferred Debt Trustee and the Subordinated Debt Trustee, the “Trustee”) (the “Contingent Convertible Preferred Securities Indenture” and, together with the Senior Preferred Debt Indenture, the Senior Non-Preferred Debt Indenture and the Subordinated Debt Indenture, the “Indentures”).

We, as your special U.S. counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Banco Bilbao Vizcaya Argentaria, S.A.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

Assuming that (i) the Senior Preferred Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Preferred Debt Securities have been duly authorized, executed and delivered by the Company and the Senior Preferred Debt Trustee, (ii) the specific terms of a particular series of Senior Preferred Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Senior Preferred Debt Indenture and (iii) such Senior Preferred Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Senior Preferred Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Preferred Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Preferred Debt Securities to the extent determined to constitute unearned interest.

2.

Assuming that (i) the Senior Non-Preferred Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Non-Preferred Debt Securities have been duly authorized, executed and delivered by the Company and the Senior Non-Preferred Debt Trustee, (ii) the specific terms of a particular series of Senior Non-Preferred Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Senior Non-Preferred Debt Indenture and (iii) such Senior Non-Preferred Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Senior Non-Preferred Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Non-Preferred Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Senior Non-Preferred Debt Securities to the extent determined to constitute unearned interest.

3.

Assuming that (i) the Subordinated Debt Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee, (ii) the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and (iii) such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Subordinated Debt Securities to the extent determined to constitute unearned interest.

July 31, 2025	2

Banco Bilbao Vizcaya Argentaria, S.A.

4.

Assuming that (i) the Contingent Convertible Preferred Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of any Contingent Convertible Preferred Securities have been duly authorized, executed and delivered by the Company and the Contingent Convertible Preferred Securities Trustee, (ii) the specific terms of a particular series of Contingent Convertible Preferred Securities have been duly authorized and established insofar as Spanish law is concerned and in accordance with the Contingent Convertible Preferred Securities Indenture and (iii) such Contingent Convertible Preferred Securities have been duly authorized, executed, authenticated, issued and delivered insofar as Spanish law is concerned and in accordance with the Contingent Convertible Preferred Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Contingent Convertible Preferred Securities (other than the terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated liquidation preference upon acceleration of the Contingent Convertible Preferred Securities to the extent determined to constitute unearned interest.

The above opinions are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Securities (i) the Board of Directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded, (ii) the Company is and shall remain validly existing as a sociedad anónima organized under the laws of the Kingdom of Spain, (iii) the relevant Trustee is and shall remain validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (v) the Securities (other than as expressly covered above in respect of the Company) and the Indentures are each valid, binding and enforceable agreements of each party thereto; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Indentures or any such Securities.

We have also assumed that the terms of any Securities whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such Securities (i) are within the Company’s corporate powers and (ii) will not (a) contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, (b) require any action by or in respect of, or filing with, any governmental body, agency or official or (c) contravene, or constitute a default under, any provision of applicable law, regulation or public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We express no opinion as to (i) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a U.S. federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures or the Securities or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

July 31, 2025	3

Banco Bilbao Vizcaya Argentaria, S.A.

We express no opinion as to (i) whether a New York State or U.S. federal court would render or enforce a judgment in a currency other than U.S. Dollars or enforce the exclusivity of the jurisdiction of the Spanish courts in the city of Madrid or waivers of holders and owners of Securities provided for in the Indentures and the Securities for the purposes described therein, or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We note that the choice-of-law provisions of the Indentures and the Securities, as applicable, are expressed to select Spanish law as the governing law for certain matters related to the Indentures and the Securities, including the authorization and execution of the Indentures, the authorization, issuance and execution of the Securities and certain provisions of the Indentures and the Securities related to the status and ranking or subordination, as applicable, of the Securities, the waiver of rights of set-off and the Spanish Bail-in Power (as such term is defined therein). We also note that the submission-to-jurisdiction provisions of the Indentures and the Securities, as applicable, are expressed to provide that the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Securities or the Indentures arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (as such terms are defined therein).

We also express no opinion with respect to Section 8.04 of the Senior Preferred Debt Indenture, Section 8.04 of the Senior Non-Preferred Debt Indenture, Section 8.04 of the Subordinated Debt Indenture, Section 3.20 of the Contingent Convertible Preferred Securities Indenture or any provision of the Indentures or the Securities relating to the Spanish Bail-in Power (as such term is defined therein).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or the Indentures or the Securities or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Indentures or the Securities or any of its affiliates due to the specific assets or business of such party or such affiliate, (ii) the impact of any executive order or (iii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of the Kingdom of Spain, we have relied, without independent inquiry or investigation, on the opinion of J&A Garrigues, S.L.P., Spanish legal counsel for the Company, to be filed on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

July 31, 2025	4